EXHIBIT 21
PERFORMANCE FOOD GROUP COMPANY
LIST OF SUBSIDIARIES

State or
Jurisdiction of
Name	Incorporation	Trade Names

AFFLINK, LLC	Delaware	AFFLINK

AFFLINK Corp, ULC	Nova Scotia

AFFLINK Holding Corporation	Delaware

AFI Foodservice, LLC	Delaware	PFG AFI Foodservice PFG-AFI

All Kitchens, LLC	Delaware	All Kitchens of America ProGroup

Caro Foods, LLC	Delaware	PFG – Caro Foods

Carroll County Foods, LLC	Delaware	PFG – Carroll County Foods

Empire Imports, LLC	Delaware	PFG – Empire Seafood

Empire Seafood Holdings, Inc.	Florida	PFG – Empire Seafood

Empire Seafood, LLC	Delaware	PFG – Empire

Foodservice Purchasing Group, LLC	Virginia

Gerhen Food Company, Incorporated	Delaware

Hale Brothers Summit, LLC	Delaware	PFG – Hale

Independent Distributor Partners, LLC	Delaware	IDP

Kenneth O. Lester Company, Inc.	Tennessee	PFG – Customized PFG Customized Distribution

Middendorf Meat Company, LLC	Delaware	Middendorf Meat

Multi Unit Alliance, LLC	Delaware

Middendorf Quality Foods, Inc.	Missouri

NorthCenter Foodservice, LLC	Delaware	PFG – NorthCenter

PFG Broadline Holdings, Inc.	Arkansas	PFG – Quality
PFG – Batesville
PFG – Little Rock
PFG – Magee

PFG Customized South Carolina, LLC	Delaware

PFG Transco, Inc.	Tennessee

Plee-Zing, Inc.	Delaware	Plee-Zing

PERFORMANCE FOOD GROUP COMPANY
LIST OF SUBSIDIARIES

State or
Jurisdiction of
Name	Incorporation	Trade Names
Performance Food Group of Georgia, LLC	Delaware	PFG – Milton’s
PFG – Powell
PFG of Georgia

Performance Food Group of Texas, LLC	Delaware	PFG – Temple
PFG – Victoria

Performance Insurance Company Limited	Bermuda

Performance Transportation Systems, Inc.	Tennessee

PFG of Florida, LLC	Florida	PFG – Florida

PFG Lester Broadline, Inc.	Tennessee	PFG – Lester

PFG Receivables Corporation	Florida

PFG Support, LLC	Delaware

Progressive Group Alliance, LLC	Delaware	Pocahontas Foods, USA
ProGroup

Springfield Foodservice, LLC	Delaware	PFG – Springfield

Thoms-Proestler Company, LLC	Delaware	PFG – TPC PFG – Thoms-Proestler Company

TPC Logistics, Inc.	Illinois	TPC Logistics

Virginia Foodservice Group, LLC	Delaware	Nesson Meats
PFG – Virginia Foodservice